EXPLANATION TO #1

  CLAIMANT TATUM DEVELOPMENT CORP.

A MISSISSIPPI CORPORATION

I I PARKWAY BLVD

HATTIESBURG MS 39401-8893

NATURE OF BUSINESS FAMILY INVESTMENT AND LAND DEVELOPMENT COMPANY

  SUBSIDIARY WILLMUT GAS & OIL COMPANY

A MISSISSIPPI CORPORATION

P 0 BOX 1649

HATTIESBURG MS 39403-1649

NATURE OF BUSINESS REGULATED DOMESTIC GAS DISTRIBUTION UTILITY COMPANY

  SUBSIDIARY INDUSTRIAL WELDING SUPPLIES OF HATTIESBURG, INC

A MISSISSIPPI CORPORATION

P 0 BOX 1978

HATTIESBURG MS 39403-1978

NATURE OF BUSINESS SUPPLIER OF INDUSTRIAL GAS AND WELDING SUPPLIES AT RETAIL LEVEL

  SUBSIDIARY MISSISSIPPI TANK AND MANUFACTURING COMPANY

A MISSISSIPPI CORPORATION

P 0 BOX 1391

HATTIESBURG MS 39403-1391

NATURE OF BUSINESS STEEL FABRICATOR

  SUBSIDIARY THE MERCHANTS COMPANY

A MISSISSIPPI CORPORATION

P 0 BOX 1351

HATTIESBURG MS 39403-1351

NATURE OF BUSINESS WHOLESALE GROCERY COMPANY

  SUBSIDIARY TIMBERTON REALTY CORPORATION

A MISSISSIPPI CORPORATION

11 PARKWAY BLVD

HATTIESBURG MS 39401-8893

NATURE OF BUSINESS REAL ESTATE